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                                  EXHIBIT 23(g)

                           CONSENT OF RUSSELL HAMMOND

        I, Russell Hammond, hereby consent to the use of my name as a person expected to be elected a director of Fountain Oil Incorporated ("Fountain") in the registration statement on Form S-3 (the "Registration Statement") filed by Fountain in connection with the proposed transaction between Fountain and CanArgo Energy Inc., as described in Part I of the Registration Statement.


                                        /s/ RUSSELL HAMMOND
                                        ----------------------------------------
                                        Russell Hammond